Exhibit 21

KOPPERS HOLDINGS INC.

SUBSIDIARIES OF THE COMPANY

Name*	Jurisdiction of Incorporation/Formation
Koppers Inc.	Pennsylvania
Koppers Asia LLC	Delaware
Koppers Concrete Products, Inc.	Delaware
Concrete Partners, Inc.	Delaware
Koppers Delaware, Inc.	Delaware
Koppers World-Wide Ventures Corporation	Delaware
Koppers Ventures Inc.	Delaware
Koppers Railroad Structures Inc.	Delaware
Koppers Performance Chemicals Inc.	New York
Koppers Assurance, Inc.	South Carolina
Continental Carbon Australia Pty Ltd	Australia
Koppers Australia Holding Company Pty Ltd	Australia
Koppers Australia Pty Limited	Australia
Koppers Carbon Materials & Chemicals Pty Ltd	Australia
Koppers Wood Products Pty Ltd	Australia
Koppers Shipping Pty. Ltd.	Australia
Koppers Ashcroft Inc.	Canada
Koppers (China) Carbon & Chemical Company Limited	Peoples Republic of China
Koppers (Jiangsu) Carbon Chemical Company Ltd	Peoples Republic of China
Koppers (Tianjin) Trading Co., Ltd.	Peoples Republic of China
Koppers Mauritius	Republic of Mauritius
Koppers Europe ApS	Denmark
Koppers Denmark ApS	Denmark
Koppers European Holdings ApS	Denmark
Koppers Tar Tech International ApS	Denmark
Koppers Luxembourg S.a.r.l.	Grand Duchy Luxembourg
Koppers India Carbon Materials and Chemicals Private Limited	India
Koppers International B.V.	Netherlands
Koppers World-Wide Holdings C.V.	Netherlands
Koppers Netherlands B.V.	Netherlands
Tankrederij J.A. van Seumeren B.V.	Netherlands
Koppers Global Investments C.V.	Netherlands
Koppers Australasian Investments C.V.	Netherlands
Koppers Australasian B.V.	Netherlands
Koppers Poland Sp. z o.o	Poland
Koppers UK Holding Limited	United Kingdom
Koppers UK Limited	United Kingdom
Koppers UK Transport Limited	United Kingdom
Koppers Speciality Chemicals Limited	United Kingdom

Koppers UK Investments Ltd.	United Kingdom
Koppers Railroad Structures Canada Inc.	British Columbia
Wood Protection Management LLC	Nevada
Wood Protection LP	Texas
Koppers-Nevada LLC	Nevada
Timber Specialties Co.	Nova Scotia
Protim Solignum Ltd.	United Kingdom
Protim Ltd. (Ireland)	Ireland
Koppers Chemicals Spain S.L.U.	Spain
Protim Solignum South Africa Pty. Ltd.	South Africa
Koppers Sweden AB	Sweden
KPC Denmark ApS	Denmark
Oy Koppers Finland Ab	Finland
Koppers Deutschland GmbH	Germany
Koppers Norway AS	Norway
Koppers Latvia SIA	Latvia
Koppers NZ LLC	New York
KPC Australia Pty Ltd	Australia
KPC New Zealand	New Zealand
Koppers Thailand Ltd.	Thailand
Osmose Chile Limitada	Chile
Koppers Performance Chemicals Brasil Comercio de Preservantes Ltda.	Brazil
Koppers NZ Holdings	New Zealand
Injecta Ltd.	United Kingdom
Protim International Ltd.	United Kingdom
Celcure Ltd.	United Kingdom
Protim Solignum Sdn Bhd	Malaysia
Protim Ltd.	United Kingdom
Protim Abrasives Ltd.	Ireland
Retratar Espana S.L.	Spain